Exhibit 99.1

Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

February 8, 2007 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter and year ended December 31, 2006. These results do not include the results of Global Signal Inc. (“Global Signal”), which merged into a subsidiary of Crown Castle on January 12, 2007.

Site rental revenue for the fourth quarter of 2006 increased $31.2 million, or 20.1%, to $186.7 million from $155.4 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 23.3% to $130.1 million, up $24.6 million in the fourth quarter of 2006 from the same period in 2005. Adjusted EBITDA for the fourth quarter of 2006 increased $26.1 million, or 28.8%, to $116.5 million, up from $90.4 million for the same period in 2005.

Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased from $55.5 million in the fourth quarter of 2005 to $67.5 million for the fourth quarter of 2006, up 21.7%, inclusive of approximately $15.6 million of additional interest expense in the fourth quarter of 2006 from incremental borrowings in 2006. Weighted average common shares outstanding decreased to 200.8 million for the fourth quarter of 2006 from 213.5 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, improved by 29.5% to $0.34 in the fourth quarter of 2006 compared to $0.26 in the fourth quarter of 2005.

Net loss was $6.3 million for the fourth quarter of 2006, inclusive of $4.7 million in losses from the retirement of debt, compared to a net loss of $23.3 million for the same period in 2005, inclusive of a $9.0 million charge from the cumulative effect of a change in accounting principle. Net loss after deduction of dividends on preferred stock was $11.5 million in the fourth quarter of

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2006, inclusive of $4.7 million in losses from the retirement of debt, compared to a loss of $44.0 million for the same period last year, inclusive of a $9.0 million charge from the cumulative effect of a change in accounting principle, a $12.0 million loss on the redemption of the 8 1/4% Convertible Preferred Stock and dividends on the 8 1/4% Convertible Preferred Stock of $3.5 million. Fourth quarter 2006 net loss per share was $0.06, compared to a net loss per share of $0.21 in last year’s fourth quarter.

Site rental revenue for the full year 2006 increased 16.7% to $696.7 million, up $99.6 million from $597.1 million for the full year 2005. Site rental gross margin for the full year 2006 increased 21.1% to $484.3 million, up $84.5 million from $399.8 million for the full year 2005. Adjusted EBITDA for the full year 2006 increased $92.4 million, or 27.6%, to $427.4 million, up from $335.1 million for the full year 2005.

Recurring cash flow increased $68.4 million, or 36.5%, to $255.8 million for the full year 2006, from $187.4 million for the full year 2005. Weighted average common shares outstanding decreased to 207.2 million for the full year 2006, from 217.8 million for the full year 2005. Recurring cash flow per share increased by 43% to $1.23 for the full year 2006 compared to $0.86 for the full year 2005.

Net loss was $41.9 million for the full year 2006, inclusive of $5.8 million in losses from the retirement of debt and inclusive of $5.7 million of income from discontinued operations, compared to net loss of $401.5 million for the full year 2005, inclusive of $283.8 million in losses from the retirement of debt and a $9.0 million charge from the cumulative effect of a change in accounting principle. Net loss after deduction of dividends on preferred stock was $62.7 million for the full year 2006, inclusive of $5.8 million in losses from the retirement of debt and inclusive of $5.7 million of income from discontinued operations, compared to net loss of $450.9 million in the full year 2005, inclusive of $283.8 million in losses from the retirement of debt, $0.8 million of income from discontinued operations, a $9.0 million charge from the cumulative effect of a change in accounting principle, a $12.0 million loss on the redemption of the 8 1/4% Convertible Preferred Stock and dividends on the 8 1/4% Convertible Preferred Stock of $16.2 million. Full year 2006 net loss per share was $0.30 compared to net loss per share of $2.07 for the full year 2005.

“We are pleased to complete 2006 with another quarter of strong results,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “We grew recurring cash flow per share for the fourth quarter and full year 2006 by approximately 30% and 43%, respectively, which exceeds our long-term target of 20% to 25% annual growth in recurring cash flow per share. Also, on

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January 12, 2007, we closed the Global Signal merger. We were excited to have finalized the combination of the companies in a relatively short time-frame, and we look forward to integrating the Global Signal assets in the coming year. Further, we expect this extraordinary combination to create significant value for our customers and shareholders.”

A presentation providing additional information about Crown Castle will be posted to the investor relations section of Crown Castle’s website at http://investor.crowncastle.com. Crown Castle has scheduled a conference call for Friday, February 9, 2007 at 10:30 a.m. eastern time to discuss the presentation along with its fourth quarter and full year 2006 results.

SEGMENT RESULTS

US site rental revenue for the fourth quarter of 2006 increased $28.9 million, or 20.1%, to $172.8 million, compared to fourth quarter 2005 US site rental revenue of $143.9 million. US site rental gross margin increased 22.8% to $120.9 million, up $22.4 million in the fourth quarter of 2006 from the same period in 2005. US site rental revenue and site rental gross margin were positively impacted by approximately $3.5 million and $3.1 million, respectively, from out of run-rate items.

Australia site rental revenue for the fourth quarter of 2006 increased $2.4 million, or 20.5%, to $13.9 million, compared to $11.5 million in the fourth quarter of 2005. Australia site rental gross margin for the fourth quarter of 2006 increased $2.8 million, or 39.0%, to $10.0 million, compared to fourth quarter of 2005 Australia site rental gross margin of $7.2 million.

INVESTMENTS AND LIQUIDITY

During the fourth quarter of 2006, Crown Castle invested approximately $44.9 million in capital expenditures, comprised of $2.9 million of sustaining capital expenditures and $42 million of revenue generating capital expenditures, of which $10.4 million was spent on existing sites, $11.9 million on land purchases and $19.7 million on the construction of new sites.

During the full year 2006, Crown Castle invested approximately $124.8 million in capital expenditures, comprised of $9.3 million of sustaining capital expenditures and $115.5 million of revenue generating capital expenditures, of which $36.4 million was spent on existing sites, $27.5 million on land purchases and $51.6 million on the construction of new sites. Also, during 2006, Crown Castle purchased 15.9 million of its common shares using $518.0 million in cash, reducing its post-merger common shares outstanding by approximately 5%.

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On January 12, 2007, Crown Castle closed its acquisition of Global Signal. On January 26, 2007, Crown Castle acquired an additional 17.7 million of its common shares for $600 million in cash to reduce common shares outstanding by approximately 6%. Common shares outstanding at December 31, 2006, pro forma for the Global Signal merger and the common shares purchased on January 26, 2007, were 282.5 million.

“We are very pleased with the strong operating results we have achieved and the financing activities that we have completed,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “Based on our continuing belief in the long-term growth prospects for our business, since 2003, we have invested approximately $2.0 billion of cash in purchases of our securities to reduce fully diluted common shares by approximately 83.8 million, which we believe will further our goal of maximizing recurring cash flow per share.”

On November 29, 2006, Crown Castle issued $1.55 billion of Senior Secured Tower Revenue Notes Series 2006-1 through certain of Crown Castle’s subsidiaries as additional debt securities under the existing indenture pursuant to which the Senior Secured Tower Revenue Notes Series 2005-1 were issued in 2005. The weighted average fixed interest rate of all the notes is 5.7%, with approximately 79% of such notes rated investment grade. Proceeds from the notes were used to repay approximately $1.0 billion of the previously outstanding 2006 Credit Facility and the remainder was used to fund the cash consideration of the acquisition of Global Signal.

On January 26, 2007, Crown Castle Operating Company (“CCOC”), a subsidiary of Crown Castle, borrowed $600 million under a senior secured term loan under CCOC’s existing credit facility dated January 9, 2007. The borrowings were used to purchase 17.7 million shares of Crown Castle common shares.

OUTLOOK

The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the expected results of the Global Signal merger from January 12, 2007 to December 31, 2007 and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars. If the merger had closed on or before January 1, 2007, Crown Castle would have expected Adjusted EBITDA to be approximately $10 million higher for the first quarter and full year 2007, respectively, than the Outlook tables provided below.

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the

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forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The following tables set forth Crown Castle’s current Outlook for the first quarter of 2007 and full year 2007:

(in millions, except per share amounts)	First Quarter 2007	Full Year 2007
Site rental revenue	$295 to $300	$1,265 to $1,280
Site rental cost of operations	$103 to $108	$440 to $450
Site rental gross margin	$189 to $194	$820 to $830
Adjusted EBITDA	$162 to $167	$735 to $750
Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million for Q1 2007 and FY 2007, respectively, from non-cash expense)	$83 to $85	$348 to $353
Sustaining capital expenditures	$6 to $8	$21 to $25
Recurring cash flow	$71 to $76	$364 to $374
Net loss after deduction of dividends on preferred stock	$(84) to $(54)	$(230) to $(124)
Net loss per share*	$(0.30) to $(0.19)	$(0.81) to $(0.44)

*	Based on the sum of shares outstanding as of December 31, 2006 of 202.1 million plus the shares issued in the Global Signal merger of 98.1 million less the purchase of 17.7 million shares in January 2007 for a total of 282.5 million shares outstanding.

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Friday, February 9, 2007, at 10:30 a.m. eastern time to discuss the fourth quarter and full year 2006 results, Crown Castle’s Outlook and the aforementioned investor presentation providing additional information about Crown Castle. Please dial 303-205-0044 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Friday, February 9, 2007 through 11:59 p.m. eastern time on Friday, February 16, 2007 and may be accessed by dialing 303-590-3000 using passcode 11081606#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially

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all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,300 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

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Summary of Non-Cash Amounts In Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to U.S. tower operations, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended December 31, 2006	For the Twelve Months Ended December 31, 2006
Non-cash portion of site rental revenue:
Amounts attributable to rent-free periods	$1,779	$6,829
Amounts attributable to straight-line recognition of fixed escalations	3,542	13,667

	5,321	20,496
Non-cash portion of ground lease expense:
Amounts attributable to straight-line recognition of fixed escalations	2,792	15,812

Non-cash stock-based compensation charges	58	174

Non-cash impact on site rental gross margin:	$2,471	$4,510

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP). Recurring cash flow per share is not intended to be an alternative measure of earnings per share.

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters and years ended December 31, 2006 and December 31, 2005 are computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
(in thousands, except per share amounts)
Net income (loss)	$(6,275)	$(23,303)	$(41,893)	$(401,537)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (inclusive of stock-based compensation charges)	(391)	—	(391)	8,477
Asset write-down charges	140	773	2,945	2,925
Integration costs (inclusive of stock-based compensation charges)	1,503	—	1,503	—
Depreciation, amortization and accretion	71,618	69,986	285,244	281,118
Losses on purchases and redemption of debt	4,666	—	5,843	283,797
Interest and other income (expense)	(2,891)	(2,592)	1,629	(1,354)
Interest expense and amortization of deferred financing costs	46,163	30,544	162,328	133,806
Benefit (provision) for income taxes	(855)	2,817	843	3,225
Minority interests	(266)	(760)	(1,666)	(3,525)
Cumulative effect of change in accounting principle	—	9,031	—	9,031
Income (loss) from discontinued operations, net of tax	—	—	(5,657)	(848)
Stock-based compensation charges (exclusive of charges included in restructuring charges (credits) and integration costs)	3,095	3,947	16,718	19,947

Adjusted EBITDA	$116,507	$90,443	$427,446	$335,062

Less: Interest expense and amortization of deferred financing costs	46,163	30,544	162,328	133,806
Less: Sustaining capital expenditures	2,852	4,449	9,306	13,845

Recurring cash flow	$67,492	$55,450	$255,812	$187,411

Weighted average common shares outstanding	200,763	213,532	207,245	217,759
Recurring cash flow per share	$0.34	$0.26	$1.23	$0.86

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Adjusted EBITDA and recurring cash flow for the quarter ending March 31, 2007 and the year ending

December 31, 2007 are forecasted as follows:

(in millions)	Q1 2007 Outlook	Full Year 2007 Outlook
Net income (loss)	$(79) to $(49)	$(210) to $(104)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (inclusive of stock-based compensation charges)	$—to $—	$—to $—
Asset write-down charges	$— to $2	$5 to $10
Integration costs (inclusive of stock-based compensation charges)	$10 to $12	$24 to $33
Depreciation, amortization and accretion	$128 to $138	$510 to $550
Losses on purchases and redemptions of debt	$—to $—	$—to $—
Interest and other income (expense)	$— to $2	$2 to $5
Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million for Q1 2007 and FY 2007, respectively, from non-cash expense)	$83 to $85	$348 to $353
Benefit (provision) for income taxes	$(5) to $(9)	$(20) to $(45)
Minority interests	$—to $(1)	$— to $(2)
Income (loss) from discontinued operations, net of tax	$— to $—	$— to $—
Stock-based compensation charges (exclusive of amounts included in restructuring charges (credits) and integration costs)	$5 to $7	$12 to $14

Adjusted EBITDA	$162 to $167	$735 to $750

Less: Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million for Q1 2007 and FY 2007, respectively, from non-cash expense)	$83 to $85	$348 to $353
Less: Sustaining capital expenditures	$6 to $8	$21 to $25

Recurring cash flow	$71 to $76	$364 to $374

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Other Calculations:

Sustaining capital expenditures for the quarters and years ended December 31, 2006 and December 31, 2005 is computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Capital Expenditures	$44,894	$25,879	$124,820	$64,678
Less: Revenue enhancing on existing sites	10,419	8,766	36,378	22,690
Less: Land purchases	11,905	5,791	27,499	9,777
Less: New site construction	19,718	6,873	51,637	18,366

Sustaining capital expenditures	$2,852	$4,449	$9,306	$13,845

Site rental gross margin for the quarter ending March 31, 2007 and for the year ending December 31, 2007 is forecasted as follows:

(in millions)	Q1 2007 Outlook	Full Year 2007 Outlook

Site rental revenue	$295 to $300	$1,265 to $1,280
Less: Site rental cost of operations	$103 to $108	$440 to $450

Site rental gross margin	$189 to $194	$820 to $830

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) integration of the Global Signal assets, including the timing thereof, (ii) the potential impact and benefits of the Global Signal merger, (iii) the growth of our business, (iv) currency exchange rates, (v) site rental revenue, (vi) site rental cost of operations, (vii) site rental gross margin, (viii) Adjusted EBITDA, (ix) interest expense and amortization of deferred financing costs, (x) sustaining capital expenditures, (xi) recurring cash flow (including recurring cash flow per share) and (xii) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	The Global Signal merger may cause disruptions in our business, which may have an adverse effect on our business and financial results.

•	The assets of Global Signal acquired in the merger may not perform as expected, which may have an adverse effect on our business, financial condition or results of operations.

•	The integration of Global Signal is expected to result in substantial expenses and may present significant challenges.

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.

•

An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.

•	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.

•	3G, wireless data services and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our towers and may not be able to extend these leases.

•	We may need additional financing, which may not be available, for strategic growth opportunities.

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•	Restrictive debt covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

•

Modeo’s business has certain risk factors different from our core tower business, including an unproven business model, and may fail to operate successfully and produce results that are less than anticipated. In addition, Modeo’s business may require additional financing which may not be available.

•

FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

•	We are heavily dependent on our senior management.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.

•

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Disputes with customers and suppliers may adversely affect results.

•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Net revenues:
Site rental	$186,672	$155,446	$696,724	$597,125
Network services and other	24,169	23,180	91,497	79,634

Total net revenues	210,841	178,626	788,221	676,759

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	56,576	49,959	212,454	197,355
Network services and other	16,106	15,426	60,507	54,630

Total costs of operations	72,682	65,385	272,961	251,985

General and administrative	22,805	24,903	95,751	105,361
Corporate development	1,942	1,842	8,781	4,298
Restructuring charges (credits)	(391)	—	(391)	8,477
Asset write-down charges	140	773	2,945	2,925
Integration costs	1,503	—	1,503	—
Depreciation, amortization and accretion	71,618	69,986	285,244	281,118

Operating income (loss)	40,542	15,737	121,427	22,595
Losses on purchases and redemptions of debt	(4,666)	—	(5,843)	(283,797)
Interest and other income (expense)	2,891	2,592	(1,629)	1,354
Interest expense and amortization of deferred financing costs	(46,163)	(30,544)	(162,328)	(133,806)

Income (loss) from continuing operations before income taxes and minority interests	(7,396)	(12,215)	(48,373)	(393,654)
Benefit (provision) for income taxes	855	(2,817)	(843)	(3,225)
Minority interests	266	760	1,666	3,525

Income (loss) from continuing operations	(6,275)	(14,272)	(47,550)	(393,354)
Income (loss) from discontinued operations, net of tax	—	—	5,657	848
Cumulative effect of change in accounting principle	—	(9,031)	—	(9,031)

Net income (loss)	(6,275)	(23,303)	(41,893)	(401,537)
Dividends on preferred stock, net of losses on purchases of preferred stock	(5,202)	(20,706)	(20,806)	(49,356)

Net income (loss) after deduction of dividends on preferred stock	$(11,477)	$(44,009)	$(62,699)	$(450,893)

Per common share – basic and diluted:
Income (loss) from continuing operations	$(0.06)	$(0.17)	$(0.33)	$(2.03)
Income (loss) from discontinued operations	—	—	0.03	—
Cumulative effect of change in accounting principle	—	(0.04)	—	(0.04)

Net income (loss)	$(0.06)	$(0.21)	$(0.30)	$(2.07)

Weighted average common shares outstanding – basic and diluted	200,763	213,532	207,245	217,759

Adjusted EBITDA	$116,507	$90,443	$427,446	$335,062

Stock-based compensation charges:
Site rental cost of operations	$58	$93	$174	$715
Network services and other cost of operations	58	44	198	349
General and administrative	3,020	3,752	14,684	18,483
Corporate development	(41)	58	1,662	400

Total operating stock-based compensation	3,095	3,947	16,718	19,947
Restructuring stock-based compensation	—	—	—	6,424

Total stock-based compensation	$3,095	$3,947	$16,718	$26,371

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$592,716	$65,408
Restricted cash	115,503	91,939
Receivables, net of allowance for doubtful accounts	30,774	16,830
Prepaid expenses and other current assets	61,034	47,118

Total current assets	800,027	221,295
Restricted cash	5,000	3,814
Deferred site rental receivable	98,527	87,392
Available-for-sale securities	154,955	—
Property and equipment, net	3,246,446	3,294,333
Goodwill	391,448	340,412
Other intangible assets, net	225,295	70,872
Deferred financing costs and other assets, net of accumulated amortization	84,470	113,199

	$5,006,168	$4,131,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,545	$12,230
Deferred rental revenues and other accrued liabilities	182,250	156,984
Short-term debt and current maturities of long-term debt	—	295,000

Total current liabilities	200,795	464,214
Long-term debt, less current maturities	3,513,890	1,975,686
Other liabilities	193,279	174,306

Total liabilities	3,907,964	2,614,206

Minority interests	29,052	26,792
Redeemable preferred stock	312,871	311,943
Stockholders’ equity	756,281	1,178,376

	$5,006,168	$4,131,317

Note:

In accordance with the Indenture Agreement governing the Notes, all rental cash receipts for the month are restricted and held by the trustee. Amounts in excess of reserve balances as calculated by the trustee are returned to the Company on the 15th of the subsequent month.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	Twelve Months Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(41,893)	$(401,537)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	285,244	281,118
Losses on purchases and redemptions of debt	5,843	283,797
Other adjustments	31,440	46,445
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	34,835	(1,111)
Decrease (increase) in assets	(39,710)	(3,800)

Net cash provided by (used for) operating activities	275,759	204,912

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	2,282	2,827
Acquisition of assets	(303,611)	(147,255)
Capital expenditures	(124,820)	(64,678)
Investments, loans and other	(6,350)	(55,034)

Net cash provided by (used for) investing activities	(432,499)	(264,140)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,550,000	1,900,000
Proceeds from issuance of capital stock	45,540	59,054
Principal payments on long-term debt	(1,000,585)	—
Purchases and redemption of long-term debt	(12,108)	(1,848,222)
Purchases of common stock	(518,028)	(314,889)
Purchases and redemption of preferred stock	—	(200,000)
Borrowing under revolving credit agreements	—	295,000
Payments under revolving credit agreements	(295,000)	(180,000)
Incurrence of financing costs	(36,918)	(32,405)
Initial funding of restricted cash	(4,321)	(48,873)
Net decrease (increase) in restricted cash	(20,429)	(46,880)
Cash flow hedges receipts (payments)	(9,360)	(6,797)
Dividends on preferred stock	(19,877)	(21,624)

Net cash provided by (used for) financing activities	678,914	(445,636)

Effect of exchange rate changes on cash	(523)	(408)
Discontinued operations	5,657	3,973

Net increase (decrease) in cash and cash equivalents	527,308	(501,299)
Cash and cash equivalents at beginning of period	65,408	566,707

Cash and cash equivalents at end of period	$592,716	$65,408

Supplemental disclosure of cash flow information:
Interest paid	$145,528	$158,165
Income taxes paid	3,378	(1,864)

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 3/31/06				Quarter Ended 6/30/06				Quarter Ended 9/30/06				Quarter Ended 12/31/06
	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	150,138	11,759	—	161,897	154,491	14,669	—	169,160	166,620	12,375	—	178,995	172,801	13,871	—	186,672
Services	18,982	1,786	—	20,768	22,696	1,920	—	24,616	19,994	1,950	—	21,944	22,636	1,533	—	24,169

Total Revenues	169,120	13,545	—	182,665	177,187	16,589	—	193,776	186,614	14,325	—	200,939	195,437	15,404	—	210,841

Operating Expenses
Site Rental	45,307	4,122	261	49,690	46,310	4,175	442	50,927	50,484	4,151	626	55,261	51,899	3,840	837	56,576
Services	12,717	1,069	—	13,786	14,867	1,013	—	15,880	14,044	691	—	14,735	15,246	860	—	16,106

Total Operating Expenses	58,024	5,191	261	63,476	61,177	5,188	442	66,807	64,528	4,842	626	69,996	67,145	4,700	837	72,682

General & Administrative	20,200	3,963	—	24,163	23,026	2,799	—	25,825	20,363	2,595	—	22,958	19,935	2,870	—	22,805

Operating Cash Flow	90,896	4,391	(261)	95,026	92,984	8,602	(442)	101,144	101,723	6,888	(626)	107,985	108,357	7,834	(837)	115,354

Corporate Development	358	—	1,320	1,678	489	—	2,197	2,686	518	—	1,957	2,475	454	—	1,488	1,942

Add: Stock-Based Compensation	2,234	1,155	125	3,514	4,835	171	374	5,380	3,710	254	765	4,729	3,026	242	(173)	3,095
Adjusted EBITDA	92,772	5,546	(1,456)	96,862	97,330	8,773	(2,265)	103,838	104,915	7,142	(1,818)	110,239	110,929	8,076	(2,498)	116,507

	Quarter Ended 3/31/06				Quarter Ended 6/30/06				Quarter Ended 9/30/06				Quarter Ended 12/31/06
	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	70%	65%	N/M	69%	70%	72%	N/M	70%	70%	66%	N/M	69%	70%	72%	N/M	70%
Services	33%	40%	N/M	34%	34%	47%	N/M	35%	30%	65%	N/M	33%	33%	44%	N/M	33%

Operating Cash Flow Margins	54%	32%	N/M	52%	52%	52%	N/M	52%	55%	48%	N/M	54%	55%	51%	N/M	55%

Adjusted EBITDA Margin	55%	41%	N/M	53%	55%	53%	N/M	54%	56%	50%	N/M	55%	57%	52%	N/M	55%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	3/31/2006	6/30/2006	9/30/2006	12/31/2006
Net income (loss)	(6,722)	$(13,335)	$(15,561)	$(6,275)
Restructuring charges (credits)	—	—	—	(391)
Asset write-down charges	335	1,522	948	140
Integration costs	—	—	—	1,503
Depreciation, amortization and accretion	72,091	69,374	72,161	71,618
Losses on purchases and redemptions of debt	—	740	437	4,666
Interest and other income (expense)	1,336	2,199	985	(2,891)
Interest expense and amortization of deferred financing costs	32,260	37,455	46,450	46,163
Benefit (provision) for income taxes	616	507	575	(855)
Minority interests	(911)	(4)	(485)	(266)
Cumulative effect of change in accounting principle	—	—	—	—
Income (loss) from discontinued operations, net of tax	(5,657)	—	—	—
Stock-based compensation charges	3,514	5,380	4,729	3,095
Adjusted EBITDA	$96,862	$103,838	$110,239	$116,507

CCI FACT SHEET Q4 2005 to Q4 2006

$ in thousands

	Q4 ‘05		Q4 ‘06		% Change
CCUSA
Site Rental Revenue	$143,933		$172,801		20%
Ending Sites	11,074		11,525		4%

CCAL
Site Rental Revenue	$11,513		$13,871		20%
Ending Sites	1,385		1,387		0%

Emerging Businesses
Site Rental Revenue	$—		—		N/A
Ending Sites	—		—		N/A

TOTAL CCIC
Site Rental Revenue	$155,446		$186,672		20%
Ending Sites	12,459		12,912		4%

Ending Cash and Cash Equivalents	$65,408	*	$592,716	*

Debt
Bank Debt	$295,000		$0
Bonds and Notes	$1,975,686		$3,513,890
6 1/4% Convertible Preferred Stock	$311,943		$312,871

Total Debt	$2,582,629		$3,826,761

Leverage Ratios
Net Bank Debt / EBITDA	0.6X		N/A
Net Bank Debt + Bonds / EBITDA	6.1X		6.3X
Total Net Debt / EBITDA	7.0X		6.9X
Last Quarter Annualized Adjusted EBITDA	$361,772		$466,028

*Excludes	Restricted Cash